Exhibit 5.1

December 15, 2017

Jacobs Engineering Group Inc.

1999 Bryan Street

Suite 1200

Dallas, Texas 75201

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Jacobs Engineering Group Inc., a Delaware corporation (the “Company”) in connection with preparation and filing of the Company’s Registration Statement on Form S-8 (as amended from time to time, the “Registration Statement,”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to shares (the “Shares”) of common stock, par value $1.00 per share, of the Company, to be issued by the Company in connection with the vesting of certain equity compensation awards granted pursuant to the CH2M HILL Companies Ltd. Amended and Restated Long-Term Incentive Plan, effective February 20, 2017 (the “CH2M 2017 LTIP”) which were assumed by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of August 1, 2017, (the “Merger Agreement”) by and among the Company, CH2M HILL Companies, Ltd., a Delaware corporation, and Basketball Merger Sub Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with our opinion expressed in this letter, we have (i) investigated such questions of law, (ii) examined originals, or certified, conformed, facsimile, electronic or reproduction copies or photocopies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of our opinion expressed in this letter.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies or photocopies. As to various questions of fact relevant to our opinion expressed in this letter, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials, officers and other representatives of the Company.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the CH2M 2017 LTIP and the Merger Agreement for consideration in an amount at least equal to the par value of such Shares are duly authorized and, when issued as described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

The opinion expressed in this letter is limited to the Delaware General Corporation Law, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed in this letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinion expressly stated herein. The opinion expressed in this letter is given only as of the effectiveness of the Registration Statement and we undertake no responsibility to update or supplement this letter after the effectiveness of the Registration Statement.

We hereby consent to the filing of the opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP